UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2024

America Great Health

(Exact name of registrant as specified in charter)

0-27873	Wyoming	98-0178621
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement

On August 26, 2024, America Great Health (the “Company”) entered into an International Agency Agreement (the “Agreement”) with Yunan Yunchi Xiai Trading Co. Ltd., a Chinese company (“Yunchi”). Under this Agreement, the Company has appointed Yunchi as its exclusive agent to promote and sell Ionic Peptide products within Yunnan Province, China, for a term of three years.

According to the Agreement, the target sales are set at $1 million for the first year following the execution of the Agreement, with $5 million targeted for both the second and third years. Furthermore, Yunchi holds the exclusive rights to market and sell the products within Yunnan Province during the contract term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: August 30, 2024

By:     /s/ Mike Wang

Name:    Mike Wang

Title:      President